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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)       January 25, 1999
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                           Commercial Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

       Ohio                          0-27894                      34-1787239
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State or Other Jurisdiction    (Commission File Number)          IRS Employer
   Of Incorporation                                           Identification No.

    118 South Sandusky Avenue, Upper Sandusky, Ohio                 43351
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  (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code        (419) 294-5781
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5 - Other Events
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The Ohio Division of Financial Institutions has approved the acquisition of
Advantage Finance, Inc. (AFI), a wholly owned finance company subsidiary of the Registrant, by the Commercial Savings Bank (CSB), an Ohio banking corporation which is also a wholly owned subsidiary of the Registrant. The transaction will result in an increase in CSB's shareholder equity of not more than $50,000, and CSB's investment in AFI will not exceed $50,000.00. Upon completion of the transaction, AFI will be an operating subsidiary of CSB.

CSB has also obtained approval from the Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation for the establishment of a banking office to be located at 1245 Bellefontaine Avenue, Marion, Ohio. This office will be CSB's fourth within the City of Marion. CSB plans to open this office during the second quarter of 1999.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Commercial Bancshares, Inc.
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                                                          (Registrant)

Date      February 9, 1999                            /s/ James A. Deer
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                                                    James A. Deer, Secretary